                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07707) pertaining to the Cell Genesys, Inc. 1989 Incentive Stock Plan and the 1992 Employee Stock Purchase Plan of our report dated January 27, 1997, with respect to the consolidated financial statements of Cell Genesys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
March 28, 1997